Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     CASCADE FINANCIAL CORPORATION
------------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

                     CASCADE FINANCIAL CORPORATION
------------------------------------------------------------------------------
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No filing fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                              N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
------------------------------------------------------------------------------

                        September 27, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cascade Financial Corporation, to be held at the Corporation's main office, 2828 Colby Avenue, Everett, Washington, on Saturday, October 21, 2000 at 10:00 a.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, KPMG, LLP, will be present to respond to appropriate questions of stockholders.

     Detailed information concerning our activities and operating performance during our fiscal year ended June 30, 2000 is contained in the enclosed Annual Report to Stockholders.

     To ensure proper representation of your shares at the meeting, the Board of Directors requests that you sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                  Sincerely,

                                  /s/Frank M. McCord
                                  Frank M. McCord
                                  Chairman of the Board and
                                  Chief Executive Officer

                      CASCADE FINANCIAL CORPORATION
                            2828 Colby Avenue
                        Everett, Washington 98201
                             (425) 339-5500

------------------------------------------------------------------------------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On October 21, 2000

------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cascade Financial Corporation ("Corporation") will be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington, on Saturday, October 21, 2000 at 10:00 a.m., for the following purposes:

          1.    To elect four directors to serve for a term of three years;

          2. To approve the appointment of KPMG, LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2001; and

          3. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on August 31, 2000, as the record date for determination of the stockholders entitled to vote at the meeting and any adjournments thereof.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/LARS H. JOHNSON
                                 LARS H. JOHNSON
                                 Secretary

Everett, Washington
September 27, 2000

------------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will save your Corporation the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.
------------------------------------------------------------------------------

                              PROXY STATEMENT
                                    OF
                       CASCADE FINANCIAL CORPORATION
                             2828 Colby Avenue
                        Everett, Washington  98201

------------------------------------------------------------------------------

                      ANNUAL MEETING OF STOCKHOLDERS
                             OCTOBER 21, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cascade Financial Corporation ("Corporation") to be used at the Annual Meeting of Stockholders of the Corporation ("Annual Meeting"). The Annual Meeting will be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington, on Saturday, October 21, 2000 at 10:00 a.m. The Corporation is the holding company for Cascade Bank ("Cascade" or the "Bank"). This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about September 27, 2000.

------------------------------------------------------------------------------
                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on August 31, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. As of the close of business on the Voting Record Date, the Corporation had 5,510,484 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present for purposes of determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a stockholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director and FOR the approval of the appointment of independent auditors.

     The four directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

     With respect to the other proposal to be voted upon at the Annual Meeting, stockholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal. Abstentions, however, will have the same effect as a vote against this proposal.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the Cascade Financial Corporation ESOP. If a stockholder is a participant in the Cascade Financial Corporation Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees.

------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own more than 5% of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

     The table also sets forth, as of the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table found below (the "named executive officers") and (c) by all executive officers and directors of the Corporation as a group.

                                   Amount and Nature of      Percent of Shares
Name                              Beneficial Ownership(a)       Outstanding
----                              -----------------------       -----------

Beneficial Owners of More Than 5%

Arthur W. Skotdal, Andrew Skotdal      385,589(b)                   7.0%
   and Craig G. Skotdal
c/o Douglas A. Schafer
Schafer Law Firm
P.O. Box 1134
Tacoma, WA  98401

Frank M. McCord                        304,706                      5.5
2828 Colby Avenue
Everett, WA 98201

Directors

Paull H. Shin                           12,337                       *
Janice Halladay                          8,087                       *
Dwayne Lane                             40,951                       *
Gary L. Meisner                         14,120                       *
David W. Duce                           25,927                       *
G. Brandt Westover                      21,385                       *

                        (table continued on following page)

                                   Amount and Nature of      Percent of Shares
Name                              Beneficial Ownership(a)       Outstanding
----                              -----------------------       -----------

Dennis R. Murphy                        27,336                       *
Ronald E. Thompson                      39,309                       *
Henry Robinett                          30,034                       *
David O'Connor                          95,773                      1.7

Named Executive Officers

Frank M. McCord**                      304,706                      5.5
C. Fredrick Safstrom**                 117,094                      2.1
Robert G. Disotell                     104,924                      1.9
Steven R. Erickson                      19,876                       *

All Executive Officers  and Directors
   as a Group (18 persons)             924,510                     16.8
----------------
*      Less than 1%.
**     Also a director of the Corporation and the Bank
(a) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Corporation's ESOP as of June 30, 2000, as to which the holders have voting power but not investment power, are included as follows: Mr. McCord, 9,633 shares; Mr. Safstrom, 7,204 shares; Mr. Disotell, 6,931 shares; Mr. Erickson, 6,328 all executive officers and directors as a group, 32,193 shares. Does not include 109,078 shares held under Cascade Bank's 401(k) Plan, for which Messrs. McCord and Safstrom act as trustees. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of the close of the Voting Record Date through the exercise of stock options granted pursuant to the Corporation's stock option plans: Mr. Shin, 9,155; Ms. Halladay, 2,390; Mr. Lane, 7,324; Mr. Meisner, 7,324; Mr. Duce, 3,741; Mr. Westover, 7,498; Mr. Murphy,13,909; Mr. Thompson, 13,909; Mr. Robinett, 4,945;
       Mr. O'Connor, 4,945; Mr. McCord, 76,670; Mr. Safstrom, 66,641; Mr. Disotell, 51,123; Mr. Erickson, 13,548; and all executive officers and directors as a group, 332,834.
(b) Information concerning the shares owned by the Skotdals was obtained from an amended Schedule 13D dated January 6,2000. According to this filing, Arthur Skotdal has sole voting and dispositive power with respect to 144,351 shares and shared voting and dispositive power with respect to 241,238 shares, Andrew Skotdal has shared voting and dispositive power with respect to 241,238 shares and Craig Skotdal has shared voting and dispositive power with respect to 241,238 shares.

------------------------------------------------------------------------------
                    PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Corporation's Board of Directors currently consists of twelve members. The Board of Directors is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The Nominating Committee has nominated for election as directors Messrs. Dwayne Lane, G. Brandt Westover, Dennis R. Murphy and Ronald E. Thompson each for a three year term. All nominees currently serve as members of the Boards of Directors of the Corporation and the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE CORPORATION.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.
                                                         Year First
                                                         Elected or
                              Positions Held With        Appointed     Term to
Name                 Age (a)   the Corporation           Director (b)  Expire
----                 -------   ---------------           ------------  ------

                                  BOARD NOMINEES

Dwayne Lane            65      Director                     1995       2003(c)

G. Brandt Westover     40      Director                     1986       2003(c)

Dennis R. Murphy       58      Vice Chairman of the Board   1991       2003(c)

Ronald E. Thompson     51      Director                     1991       2003(c)

                           DIRECTORS CONTINUING IN OFFICE

Janice Halladay        56      Director                     1999       2001

Paull H. Shin          64      Director                     1995       2001

Gary L. Meisner        64      Director                     1995       2001

Henry Robinett         69      Director                     1997       2001

Frank M. McCord        70      Chairman of the Board,       1986       2002
                               Chief Executive Officer
                               and Director

C. Fredrick Safstrom   46      President, Chief Operating   1990       2002
                               Officer and Director

David W. Duce          40      Vice Chairman of the Board   1991       2002

David O'Connor         55      Director                     1997       2002
________________
(a)  At June 30, 2000.
(b)  Includes prior service on the Board of Directors of the Bank.
(c)  Assuming the individuals are reelected at the Annual Meeting.

     The principal occupation of each director of the Corporation is set forth below. All of the directors reside in Everett, except as noted, and have held their present position for at least five years unless otherwise stated.

     DWAYNE LANE is the owner of three automobile dealerships in Everett and Arlington, Washington. Mr. Lane, an Everett native, is active in community affairs. Mr. Lane served 12 years as an Everett Port Commissioner and was a board member for Olympic Bank and Providence Hospital.

     G. BRANDT WESTOVER is a Corporate Vice President and Branch Manager for PaineWebber Inc. in Bellevue, Washington, a position he has held since 1996. From 1993 to 1996, Mr. Westover was a Vice President/Investments with
PaineWebber in Seattle, Washington.   Mr. Westover was recently elected to the
Board of Trustees for the University of Washington Alumni Association. He is also active with the Juvenile Diabetes Association. Mr. Westover is a resident of Bellevue, Washington.

     DENNIS R. MURPHY, Ph.D., is Dean of the College of Business and Economics and Professor of Economics at Western Washington University, Bellingham, Washington. He serves on the boards of the Northwest Medical Bureau, the PACE Foundation, Jr. Achievement, and the Whatcom Chamber of Commerce and Industry. He also serves on the Audit and Finance Committee of the Western Foundation, Inc. He is Past-President of the United Way of Whatcom County and the Bellingham Rotary. Dr. Murphy was elected Vice-Chairman of the Corporation in July 1998. He is a resident of Bellingham, Washington.

     RONALD E. THOMPSON is the President of Windermere Commercial and Property Management, Inc., Everett, Washington, a real estate sales and property management company. He is a past president of the Snohomish County-Camano Association of Realtors, a past State director of the Washington Association of Realtors, and served on the Board of Directors for the Mt. Baker Council Boy Scouts of America. Mr. Thompson is a member of the Everett Rotary Club.
He is a resident of Everett, Washington.

     JANICE HALLADAY is a retired bank executive. Ms. Halladay was previously employed by Pinoneer Bank, Lynnwood, as Senior Vice President. She was subsequently employed by a regional accounting firm, Moss Adams LLP. She is currently a member of the Board of Directors of the Northwest Service Area of the Providence Health System and also serves on the Board of Trustees for Deaconess Children's Services. She is a resident of Everett, Washington.

     PAULL H. SHIN, Ph.D., is a Washington State Senator and a retired Professor of History at Shoreline Community College, Seattle, Washington. Dr. Shin is Chairman of Transpacific Telecommunications, Inc. and a board member of the Snohomish County United Way, and the Mulilteo YMCA. Dr. Shin is a resident of Edmonds, Washington.

     GARY L. MEISNER is President of Clearview Management, Inc., a management and investment services company in Everett, Washington. From 1978 to December 1996, Mr. Meisner served as President of the Small Business Center, Inc., a firm that provided accounting, tax preparation and insurance services to individuals and small businesses in Everett and Seattle, Washington. Prior to this position, Mr. Meisner spent 14 years in commercial and consumer banking. Mr. Meisner is a graduate of Wayne State College and the Pacific Coast Banking School. Mr. Meisner is active in community affairs.

     HENRY ROBINETT is general partner of Boyden, Robinett & Assoc. L.P. and was a founding director of American First National Bank in 1984. Mr. Robinett is active in real estate development in Snohomish County and is very involved in community activities. Mr. Robinett resides in Snohomish, Washington.

     FRANK M. MCCORD, C.P.A., became Chairman of the Board of Directors, President and Chief Executive Officer of the Bank in 1990. Mr. McCord was the Managing Partner of the KPMG Peat Marwick LLP, Seattle, Washington office until his retirement in 1986. In addition to his responsibilities to the Corporation, Mr. McCord is a Director of the Washington Financial League. He is also a Director of the Everett Performing Arts Association and the Advisory Council of the Washington Society of CPAs. Mr. McCord has previously served as President of the Evergreen Area Council of Boy Scouts of America, Treasurer of the United Way of King County, Campaign Chairman of United Way of Snohomish County, Trustee of Seattle University, a Fellow of Seattle Pacific University, Treasurer of the Washington Society of Certified Public Accountants, Director of the Everett Rotary Club, Director of the Seattle Chamber of Commerce and as a Director and Chairman of the Everett Area Chamber of Commerce.

     C. FREDRICK SAFSTROM is the Bank's President and Chief Operating Officer. He has served Cascade in a variety of managerial positions with increasing responsibilities since 1976. Mr. Safstrom is a trustee and treasurer of Seattle Pacific University, Board chair of the Snohomish County YMCA, past-president and director of the Everett Public Schools Foundation, director and treasurer of Housing Hope and a member of the Everett Rotary.

     DAVID W. DUCE is a practicing attorney with Duce, Bastian, Peterson and Zielke in Everett, Washington. He is the chairman of the Professional Negligence Section of the Washington State Trial Lawyers Association. He is a court approved arbitrator for the Snohomish County Superior Court lawsuits and worked as a member of the Court Congestion Steering Committee of the Snohomish County Bar Association. Mr. Duce has served as a Bishop in the Church of Jesus Christ Latter Day Saints and was a member of Senator Henry M. Jackson's staff in Washington, D.C.

     DAVID O'CONNOR is Co-Owner of Mobile Country Club in Everett Washington, and was a founding director of American First National Bank. Mr. O'Connor was Co-Owner of O'Connor & Oehler Construction Inc. from 1974 to 1996 and continues in his development business. Mr. O'Connor is a member of the Manufactured Housing Communities of Washington. Mr. O'Connor resides in Arlington, Washington.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Corporation and the Bank conduct their business through meetings of the Board and through their committees. During the fiscal year ended June 30, 2000, the Board of Directors of the Corporation and the Bank held six meetings. No director of the Corporation or the Bank attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Board of Directors of the Corporation and the Bank has an Executive Committee consisting of Messrs. McCord (Chairman), O'Connor, Robinett, Safstrom, Thompson and Westover. This committee primarily serves as a large loan review committee but also has the authority to generally act for the full board. This committee meets as necessary and met 36 times during the 2000 fiscal year.

     The Board of Directors of the Corporation and the Bank has an Audit and Finance Committee consisting of Messrs. Murphy (Chairman), Robinett, Meisner and Thompson, all of whom are outside directors. The purpose of the committee is to provide direction and oversight to the Internal Audit Department and bears responsibility for the audit function and reviews the examination of the Bank by federal regulatory authorities and the audit by the independent auditing firm. The Audit and Finance Committee meets at least quarterly and met ten times during the 2000 fiscal year.

     The Board of Directors of the Corporation and the Bank has a Compensation and Personnel Committee consisting of Messrs. Duce (Chairman), Lane, Shin and Halladay, all of whom are outside directors. This committee is responsible for reviewing the compensation policies of the Corporation and the Bank, approving compensation of executive officers, and recommending the granting of stock options. The committee met five times during the 2000 fiscal year.

     In connection with the Annual Meeting and selection of the nominees for election as directors, the Board of Directors of the Corporation acts as a nominating committee for selecting the nominees for election as directors. The Board of Directors of the Corporation by resolution in lieu of a meeting nominated the individuals for election at the Annual Meeting.

Directors' Compensation

     During fiscal 2000, outside members of the Board of Directors received a retainer of $7,500. In addition, outside members of the executive committee received a retainer of $2,000 plus 150 shares of Common Stock in fiscal 2000. Committee chairmen also received $3,000 plus 150 shares of Common Stock in fiscal 2000 instead of per meeting fees. Other members of the board received in fiscal 2000 a fee of $200 for each committee meeting attended other than on a day of a regular board meeting.

     A director bonus program was started during fiscal 1999. Under the program, outside directors individually qualify for a bonus equal to 1% of the executive management bonus pool. In fiscal 2000, a total of $12,871 was paid to directors under the program.

------------------------------------------------------------------------------
                           EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer of the Corporation for the year ended June 30, 2000 and those executive officers of the Corporation who received salary and bonus in excess of $100,000 during the year ended June 30, 2000.

                                                                           Long-Term
                                                                         Compensation
                                           Annual Compensation              Awards
                                    ------------------------------------    ------
Name and                  Fiscal                          Other Annual     Number of         All Other
Principal Position         Year     Salary       Bonus   Compensation(1)    Options       Compensation(2)
------------------         ----     ------       -----   ---------------    -------       ---------------
Frank M. McCord           2000     $130,548     $52,370       --                --         $11,580
 Chief Executive Officer  1999      130,548      31,180       --                --          11,365
                          1998      118,680      25,286       --                --           6,720


C. Fredrick Safstrom      2000       95,474      36,263                         --          15,784
 President                1999       91,300      24,187       --            12,500          13,055
                          1998       83,016      19,453       --                --          13,459

Robert G. Disotell        2000       83,016      10,000       --                --          11,541
 Executive Vice President 1999       83,016      30,140       --             3,750          13,478
                          1998       83,016      36,109       --                --           8,919

Steven R. Erickson        2000       73,500      40,000       --             8,000           7,692
 Executive Vice President 1999       70,000      35,010       --             7,500           9,345
                          1998       60,000       6,215       --             3,906           3,759
---------------
(1)     Does not include perquisites which did not exceed $50,000 or 10% of salary and bonus.
(2)     All Other Compensation for fiscal year 2000 includes the following:  for Mr. McCord, employer contribution to 401(k) Plan of $4,572  and ESOP contribution of $7,008; for Mr. Safstrom, cash distribution of accrued leave of $5,092 pursuant to executive's election, employer contribution to
        401(k) Plan of $5,071  and ESOP contribution of $5,075, and employer contribution to employee stock purchase plan of $636; for Mr. Disotell, cash distribution of accrued leave of $3,832 pursuant to executive's election, employer contribution to 401(k) Plan of $3,878, and ESOP contribution of
        $3,831; for Mr. Erickson, employer contribution to 401(k) Plan of $2,927 and ESOP contribution of
        $4,770.


Option Grants Table

     The following table sets forth information concerning the grant of stock options to the named executive officer during the fiscal year ended June 30, 2000.

                                      Individual Grants
                         -------------------------------------------------     Potential Realizable Value
                         Number of    Percent of                               at Assumed Annual Rates of
                        Securities    Total Options                            Stock Price Appreciation
                        Underlying    Granted to     Exercise                      for Option Term(2)
                         Options      Employees in     Price    Expiration     --------------------------
       Name              Granted(1)   Fiscal Year     ($/sh)      Date                5%         10%
--------------------     ----------   -----------     ------     ------            --------   --------

Steven R. Erickson        2,000         1.78          11.75      8/23/09           23,840     36,500
Steven R. Erickson        6,000         5.35           7.13      5/17/10           74,160    117,600

(1)  Options granted vest at the rate of 20% per annum after the second year of grant.  Options will become immediately exercisable in the event of a change in control of the Corporation.  Options were granted under the Corporation's 1997 Stock Option Plan, as amended, and have an exercise price equal to the
     fair market value of the Common Stock on the date of grant.   Mr. Erickson received a 2,000 share grant
     on August 23, 1999 and 6,000 grant on May 17, 2000.
(2)  The dollar gains under these columns result from calculations required by the SEC rules and are not intended to forecast future price appreciation of the Common Stock of the Corporation.  It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period.  In order for the listed executive to realize the potential values set forth in the 5% in the table, the price per share of the
     Corporation's Common Stock would range from approximately $11.92 and $12.36, depending on the expiration date of the options. For the 10% column the range of the stock price is $18.25 to $19.66 depending on the expiration date of the option.


Option Exercise/Value Table

     The following table sets forth information with respect to options exercised during the fiscal year ended June 30, 2000 and remaining unexercised at the end of the fiscal year for the named executive officers.

                                                                                 Value of Unexercised
                      Number of                     Number of Securities         In-the-Money Options
                        Shares                Underlying Unexercised Options     at Fiscal Year End(1)
                     Acquired on    Value     ------------------------------  ---------------------------
Name                   Exercise     Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
----                   --------     --------    -----------   -------------   -----------   -------------
Frank M. McCord          2,000      24,750      76,670              --         488,388            --
C. Fredrick Safstrom     5,000      35,940      64,141          12,500         408,578             0
Robert G. Disotell      14,000     113,192      50,373           3,750         320,876             0
Steven R. Erickson          --          --      11,267          24,976          64,624         6,251
------------------
(1)  The value of unexercised in-the-money options is calculated using a fair market value of $7.63 as of
     June 30, 2000, based on the last known trade on or before such date.  Options have been adjusted for stock dividends.



     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation and Personnel Committee

     Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chief Executive Officer and other executive officers of the Bank and Corporation. The Compensation and Personnel Committee's duties are to establish and administer policies that govern executive compensation for the Corporation. The Committee evaluates the individual performance of the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and other senior level officers and reviews compensation policies for all senior management. The Committee receives input from the Chief Executive Officer on the other two executive officers' performance and has final authority to set individual compensation levels.

     The executive compensation policies of the Corporation are designed to reflect the attainment of short and long-term financial performance goals and to enhance the ability of the Corporation to attract and retain qualified executive officers. The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives. These factors include the performance of the Corporation overall, the responsibilities assigned to each executive, and the performance of each executive in their assigned areas of responsibilities.

     Base salary. The Corporation's compensation plan involves a combination of salary and cash bonuses tied to short-term performance. Salary levels are designed to be competitive within the banking industry based on a peer group analysis of Washington State financial institutions. Specifically, the Committee reviews the compensation report on senior banking executives commissioned by the Washington Financial League. Given the Corporation's performance and size, the Committee concluded that the base salaries of the reviewed executive officers will be adjusted appropriately for fiscal 2001.

     Bonus program. An incentive bonus plan is in effect for the executive officers of the Corporation that is designed to compensate for performance. The plan provides for a bonus pool to be shared by the Chief Executive Officer, President, Chief Financial Officer, and the Marketing and Operations Director, who was added in fiscal 1999, based on net earnings of the Corporation above predetermined annual targets. For the year ended June 30, 1999 the bonus pool was $132,000. For the year ended June 30, 2000 no bonuses will be paid to these officer under the plan..

     Option grants. The Committee selects employees who will receive stock options and determines the number to be granted. Stock option grants are designed to provide long-term incentives for key employees. The Committee grants options throughout each year. For the year ended June 30, 2000, 8,000 options were granted to Mr. Steven R. Erickson, a named executive officer, and a total of 112,500 were granted to all employees. These grants were made at current market prices under the rules of the 1997 Stock Option Plan, as amended.

     Compensation of the Chief Executive Officer and Named Executive Officers. For the year ended June 30, 2000, the base salary of Frank M. McCord, Chairman and Chief Executive Officer of the Bank and Cascade Financial Corporation, was $130,548. In addition, he received $52,370 in deferred bonuses for the fiscal year ended June 30, 1999. He was also credited with $11,580 in compensation relating to his 401(k) and ESOP accounts. Mr. McCord's performance bonus reflected the attainment of the specific performance criteria for the 1999 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. McCord's compensation is appropriate based on the Corporation's overall performance.

     For the year ended June 30, 2000, the base salary of C. Fredrick Safstrom, President of the Bank and Cascade Financial Corporation, was $95,474. In addition he received $36,263 in deferred bonuses for the fiscal year ended June 30, 1999. He was also credited with $15,784 in compensation relating to his 401(k), ESOP accounts, and a cash distribution of accrued leave. Mr. Safstrom's performance bonus reflected the attainment of the specific performance criteria for the 1999 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Safstrom's compensation is appropriate based on the Corporation's overall performance.

     For the year ended June 30, 2000, the base salary of Robert G. Disotell, Executive Vice President of the Bank and Cascade Financial Corporation, was $83,016. In addition he received $10,000 in deferred bonuses for the fiscal year ended June 30, 1999. He was also credited with $11,541 in compensation relating to his 401(k) and ESOP accounts, and a cash distribution for accrued leave. Mr. Disotell's performance bonus reflected the attainment of the specific performance criteria for the 1999 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Disotell's compensation is appropriate based on the Corporation's overall performance.

     For the year ended June 30, 2000, the base salary of Steven R. Erickson, Executive Vice President of the Bank, was $73,200. In addition he received $40,000 in bonuses for the fiscal year ended June 30, 1999. He was also credited with $7,692 in compensation relating to his 401(k) and ESOP accounts. Mr. Erickson's performance bonus reflected the attainment of the specific performance criteria for the 2000 fiscal year established by the Compensation and Personnel Committee. The Committee believes that Mr. Erickson's compensation is appropriate based on the Corporation's overall performance.

                            Compensation and Personnel Committee

                            David W. Duce (Chairman)
                            Janice Halladay
                            Dwayne Lane
                            Paull H. Shin

Performance Graph

     The following graph compares the Corporation's cumulative stockholder return on its Common Stock with the return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq's Financial Index. Total return assumes the reinvestment of all dividends.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL*

[Graph Appears Here]

                     6/30/95   6/30/96   6/30/97   6/30/98   6/30/99   6/30/00
                     -------   -------   -------   -------   -------   -------
Cascade Financial
 Corporation          100.00    115.80    110.34    166.67    201.15    109.63
Nasdaq (Composite)
 Index                100.00    126.95    154.49    202.98    202.98    424.89
Nasdaq OTC Financial
 Index                100.00    125.79    184.90    250.88    250.88    243.89

* Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on June 30, 1995, and that all dividends were reinvested.

------------------------------------------------------------------------------
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with during the fiscal year ended June 30, 2000, except for several directors who recently indicated to the Corporation that they may have transactions that were not timely reported. The directors are reviewing their transaction records and may be required to file late or amended reports with the SEC.

------------------------------------------------------------------------------
                         TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     As required by federal regulations, all loans or extensions by the Bank of credit to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except for loans made pursuant to programs generally available to all employees) and do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Bank to a director or executive officer in an amount that, when aggregated with the amount of all other loans by the Bank to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) are subject to approval in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
        PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     KPMG, LLP was the Corporation's independent auditors for the fiscal year ended June 30, 2000. The Board of Directors has appointed KPMG, LLP as independent auditors for the fiscal year ending June 30, 2001, subject to approval by stockholders. A representative of KPMG, LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Corporation's proxy materials for the 2001 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices at 2828 Colby Avenue, Everett, Washington 98201 no later than May 26, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Corporation's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to stockholders. Based on the date of the 2000 Annual Meeting, the Corporation anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2000 Annual Meeting must be made by September 20, 2000. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the stockholder in the proposal.

------------------------------------------------------------------------------
                               MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation and Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

     The Corporation's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record at the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

     A copy of the Form 10-K as filed with the SEC will be furnished without charge to stockholders of record as of August 31, 2000 upon written request to Lars H. Johnson, Secretary, Cascade Financial Corporation, 2828 Colby Avenue, Everett, Washington 98201. Reports, proxy statements and other information filed by the Corporation are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/LARS H. JOHNSON
                                 LARS H. JOHNSON
                                 Secretary

Everett, Washington
September 27, 2000

                             REVOCABLE PROXY
                      CASCADE FINANCIAL CORPORATION

                      ANNUAL MEETING OF STOCKHOLDERS
                            October 21, 2000
                            ----------------

     The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Cascade Financial Corporation ("Corporation"), Everett, Washington, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Corporation's main office located at 2828 Colby Avenue, Everett, Washington, on Saturday, October 21, 2000, at 10:00 a.m., and at any and all adjournments thereof, as follows:

                                                     FOR      VOTE WITHHELD
                                                     ---      -------------

1.   The election as directors of all nominees       [  ]         [  ]
     listed below (except as marked to the
     contrary below).

     Dwayne Lane
     G. Brandt Westover
     Dennis R. Murphy
     Ronald E. Thompson

     INSTRUCTION: To withhold your vote for any individual nominee, write the nominee's name on the line below.

                                                     FOR   AGAINST    ABSTAIN
                                                     ---   -------    -------

2.   To approve the appointment of KPMG, LLP,       [  ]     [  ]       [  ]
     as independent auditors for the fiscal
     year ending June 30, 2001.

3. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

------------------------------------------------------------------------------
This proxy will be voted as directed, but if no instructions are specified this proxy will be voted "for" the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting.
------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this Proxy, of the Notice of the Annual Meeting of Stockholders, a Proxy Statement dated September 27, 2000 and the 2000 Annual Report to Stockholders.


Dated:                     , 2000
       --------------------


-------------------------------           -----------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


-------------------------------           -----------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.